Exhibit 99(a)

Culp, Inc. Announces Cash Dividend

HIGH POINT, N.C.--(BUSINESS WIRE)--September 19, 2012--Culp, Inc. (NYSE: CFI), today announced its Board of Directors has declared a cash dividend of $0.03 (three cents) per share payable October 15, 2012, to stockholders of record on October 1, 2012.

Culp, Inc. is one of the world's largest marketers of mattress fabrics for bedding and upholstery fabrics for furniture. The company's fabrics are used principally in the production of bedding products and residential and commercial upholstered furniture.

CONTACT:
Culp, Inc.
Kenneth R. Bowling, 336-881-5630
Chief Financial Officer